                                  SCHEDULE 14A

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to (section mark) 240.14a-12


                          ONE LIBERTY PROPERTIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5)  Total fee paid:


|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

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    (2)  Form, Schedule or Registration Statement No.:

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    (4)  Date Filed:

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

                                PRELIMINARY COPY

                          ONE LIBERTY PROPERTIES, INC.
                              60 CUTTER MILL ROAD
                           GREAT NECK, NEW YORK 11021
                                 (516) 466-3100

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 14, 2004
                             ---------------------

     The annual meeting of stockholders of One Liberty Properties, Inc. will be held at our offices, located at Suite 303, 60 Cutter Mill Road, Great Neck, NY, on Monday, June 14, 2004 at 9:00 a.m. eastern time. We are holding the meeting for the following purposes:

          1. To elect four directors to hold office for a term expiring in 2007; one director to hold office for a term expiring in 2006; and one director to hold office for a term expiring in 2005.

          2. To approve (a) an amendment to our Articles of Incorporation to (i) remove the $16.50 cumulative convertible preferred stock from the company's authorized capital stock, (ii) renumber and reletter subsections and revise cross references as a result of the deletion of the text setting forth the terms of such preferred stock and (iii) update outdated references to statutes, organizations and associations, and (b) the restatement of our Articles of Incorporation to integrate and combine the full text of our Articles of Incorporation, as amended, into one document.

          3. To ratify the appointment of Ernst & Young LLP as our independent auditors for 2004.

          4. To transact any other business properly brought before the meeting.

     Holders of record of the company's common stock at the close of business on April 24, 2004 are entitled to notice of the annual meeting and to vote at the meeting and any adjournment thereof.

     To assure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it in the enclosed prepaid envelope, whether or not you plan to attend the meeting. Most stockholders can also vote by telephone or via the internet. Telephone and internet voting information is provided on the accompanying proxy card. Your proxy may be revoked in the manner described in the accompanying proxy statement at any time before it has been voted at the meeting.

                                          By order of the Board of Directors

                                          Mark H. Lundy, Secretary

Dated: April [  ], 2004

                               TABLE OF CONTENTS

                                                               PAGE NO.
                                                               --------
General.....................................................       1
About the Meeting and Voting................................       1
Governance of the Company...................................       3
     Audit Committee........................................       4
     Audit Committee Financial Expert.......................       4
     Compensation Committee.................................       4
     Nominating and Corporate Governance Committee..........       4
     Compensation of Directors..............................       6
     Compensation Committee Interlocks and Insider
      Participation.........................................       6
     Stockholder Communications with Directors..............       6
     Director Attendance at Annual Meetings.................       6
Share Ownership of Certain Beneficial Owners, Directors and
  Officers..................................................       7
Election of Directors (Proposal 1)..........................       9
     Nominees for Election to serve until the 2007 Annual
      Meeting...............................................      10
     Nominee for Election to serve until the 2006 Annual
      Meeting...............................................      10
     Nominee for Election to serve until the 2005 Annual
      Meeting...............................................      10
     Directors to Continue in Office until the 2006 Annual
      Meeting...............................................      11
     Directors to Continue in Office until the 2005 Annual
      Meeting...............................................      11
Adoption of Amendments to, and Restatement of, the Company's
  Articles of Incorporation (Proposal 2)....................      12
Independent Auditors (Proposal 3)...........................      14
     General................................................      14
     Audit and Other Fees...................................      14
     Pre-Approval Policy for Audit and Non-Audit Services...      15
     Approval Process.......................................      15
Report of the Audit Committee...............................      16
Executive Compensation......................................      17
     Summary Compensation Table.............................      17
     One Liberty Pension Plan...............................      17
     Stock Options Granted, Exercised and Fiscal Year End
      Option Values.........................................      18
Report of the Compensation Committee........................      19
Certain Relationships and Related Transactions..............      21
Section 16(a) Beneficial Ownership Reporting Compliance.....      23
Performance Graph...........................................      24
Additional Information......................................      25
Appendix A - Amended and Restated Articles of
  Incorporation.............................................     A-1
Appendix B - Audit Committee Charter........................     B-1

                          ONE LIBERTY PROPERTIES, INC.
                              60 CUTTER MILL ROAD
                           GREAT NECK, NEW YORK 11021
                                 (516) 466-3100

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                                    GENERAL

     Our board of directors is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2004 annual meeting of stockholders of One Liberty Properties, Inc. The meeting will be held at our offices, Suite 303, 60 Cutter Mill Road, Great Neck, NY on June 14, 2004 at 9:00 a.m., eastern time. The proxies may also be voted at any adjournments or postponements of the meeting.

     The mailing address of our principal executive offices is Suite 303, 60 Cutter Mill Road, Great Neck, NY 11021. We are first sending the proxy materials on or about April 29, 2004 to persons who were stockholders at the close of business on April 24, 2004, the record date for the meeting.

     All properly executed proxy cards, and all properly completed proxies submitted by telephone or by the internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given on the proxy, unless the proxy is revoked before the meeting.

     Our fiscal year begins on January 1st and ends on December 31st. Reference in this proxy statement to the year 2003 or fiscal 2003 refers to the twelve month period from January 1 through December 31, 2003.

                          ABOUT THE MEETING AND VOTING

Q:  WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

A:  At our annual meeting, stockholders will vote on the following matters:

     - election of six directors (Joseph A. Amato, Jeffrey A. Gould, Matthew J. Gould and J. Robert Lovejoy to hold office until the 2007 annual meeting, Joseph A. DeLuca to hold office until the 2006 annual meeting and Jeffrey Fishman to hold office until the 2005 annual meeting);

     - to approve (a) an amendment to our Articles of Incorporation to (i) remove the $16.50 cumulative convertible preferred stock from the company's authorized capital stock, (ii) renumber and reletter subsections and revise cross references as a result of the deletion of the text setting forth the terms of such preferred stock and (iii) update outdated references to statutes, organizations and associations, and (b) the restatement of our Articles of Incorporation to integrate and combine the full text of our Articles of Incorporation, as amended, into one document;

     - ratification of the appointment of the independent auditors (Ernst & Young LLP) for 2004; and

     - such other matters as may properly come before the meeting. Q: Who is entitled to vote?

Q:  WHO IS ENTITLED TO VOTE?

A: We are mailing this proxy statement on or about April 29, 2004 to our stockholders of record on April 24, 2004. The record date was established by our board of directors. Common stockholders as of the close of business on the record date of April 24, 2004 are entitled to vote their shares at the meeting. Each outstanding share of common stock is entitled to one vote. As of the record date there were outstanding and entitled to vote at the meeting [ ] shares of common stock.

Q:  HOW DO I VOTE?

A: If your shares are held by a bank, broker or other nominee, please follow the instructions provided to you by such nominee. If you wish to vote at the Annual Meeting and your shares are held by a nominee, you must contact the nominee to obtain evidence of your ownership of our common stock as of the record date. If you hold your shares directly and complete, sign and date the accompanying proxy card and return it in the prepaid envelope, your shares will be voted confidentially and according to your instructions. If you do not mark any selections but return the signed proxy card, your shares will be voted by the proxies named on the proxy card in favor of the nominees for election as directors, in favor of the amendment to and the restatement of the Articles of Incorporation, in favor of the proposal to ratify the appointment of Ernst & Young LLP as independent auditors for 2004, and as the proxy holders may determine in their discretion with respect to other matters that properly come before the meeting. The proxy of a stockholder who is a participant in our Cash Distribution Reinvestment Plan will also serve as an instruction to vote the shares held for the account of the participant in the manner indicated on the proxy card. Registered holders (those who hold shares directly rather than through a bank or broker) can simplify their voting by calling 1-800-PROXIES (776-9437) or by accessing the internet website www.voteproxy.com. Telephone voting information and internet voting information is provided on the proxy card. The internet and telephone voting facilities for stockholders of record will close at 12:01 a.m., eastern time on June 14, 2004. You should be aware that if you vote over the internet you may incur costs, such as telephone and internet access charges, for which you will be responsible. If you vote by telephone or via the internet, it is not necessary to return your proxy card. If you attend the meeting, you may deliver your completed proxy or vote in person.

     If you wish to name as a proxy someone other than the proxies named on the proxy card, you may do so by crossing out the name of the designated proxies and inserting the name of another person. In that case it will be necessary to sign the proxy card and deliver it to the person so named and for the person so named to be present at and vote at the meeting. Proxy cards so marked should not be mailed to us or to American Stock Transfer and Trust Company.

Q:  WHO WILL COUNT THE VOTE?

A: Representatives of American Stock Transfer and Trust Company will tabulate the votes and act as inspector of elections.

Q:  CAN I REVOKE MY PROXY BEFORE IT IS EXERCISED?

A: If you hold stock directly in your name, you may revoke a proxy with a later dated, properly executed proxy (including an internet or telephone vote), or a written revocation delivered to our Secretary at any time before the polls for the meeting are closed. The proxy holders' powers may also be suspended if you attend the meeting and notify our Secretary at the meeting that you would like to change your vote or vote in person. If your stock is held in the name of a broker, bank or other nominee, you must contact such nominee and comply with the nominee's procedures if you want to revoke or change the instructions that you previously provided to the nominee. Attendance at the meeting will not automatically revoke a previously granted proxy.

Q: WHAT CONSTITUTES A QUORUM? WHAT IS THE EFFECT OF MARKED ABSTENTIONS AND BROKER NON-VOTES?

A: A quorum must be present at the meeting for business to be conducted. A quorum is the presence in person or by proxy of stockholders holding a majority of the outstanding shares of common stock. Proxies marked as abstaining, and any proxies returned by brokers as "non-votes" on behalf of shares held in street name because beneficial owners' discretion has been withheld as to one or more matters to be acted upon at the annual meeting, will be treated as present for purposes of determining whether a quorum is present at the annual meeting. Any shares not voted as a result of a marked abstention or a broker non-vote will have no effect on the outcome of the election of directors or the ratification of our independent auditors. Abstentions and broker non-votes will have the same effect as a vote against the proposal relating to the amendment to and the restatement of the Articles of Incorporation.

Q:  HOW MANY VOTES DOES IT TAKE TO APPROVE THE ITEMS TO BE VOTED UPON?

A: Directors are elected by the affirmative vote of a plurality of the votes cast at the meeting in person or by proxy. This means that assuming a quorum is present at the meeting, the six director nominees will be elected if each receives a majority of the votes cast for directors. The affirmative vote of a majority of our outstanding shares is required to approve the amendment to and restatement of the Articles of Incorporation. The affirmative vote of a majority of the votes cast at the meeting is required to ratify the appointment of Ernst & Young LLP as the independent auditors for 2004.

Q:  WHO IS SOLICITING MY VOTE AND WHO PAYS THE COST?

A: Our board of directors is soliciting votes for the meeting and we will pay the entire cost of the solicitation, including preparing and mailing this proxy statement. We will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of shares of common stock. Proxies may also be solicited personally, by mail, telephone, e-mail, facsimile or other electronic means, by our directors, officers or other employees, without remuneration other than regular compensation.

Q:  WHEN ARE STOCKHOLDER PROPOSALS DUE FOR THE YEAR 2005 ANNUAL MEETING?

A: If a stockholder wants a proposal to be included in our proxy statement for the 2005 annual meeting of stockholders, the proposal, in writing and addressed to our Secretary, must be received by us no later than December 30, 2004. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement in accordance with applicable regulations governing the solicitation of proxies.

     For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead intended to be presented directly at the 2005 annual meeting, SEC rules permit us to exercise discretionary voting authority to the extent conferred by proxy if we:

     - receive notice of the proposal before March 15, 2005 and advise stockholders in the 2005 proxy statement of the nature of the proposal and how management intends to vote on such matter; or

     - do not receive notice of the proposal before March 15, 2005.

     Notices of intention to present proposals at our 2005 annual meeting should be submitted in writing and addressed to our Secretary.

Q:  WHAT OTHER INFORMATION ABOUT ONE LIBERTY IS AVAILABLE?

A: Stockholders can call (516) 466-3100 or write us at 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021, Attention: Secretary to request a copy of our Annual Report on Form 10-K. This and other important information about us is also available on our web site which is located at www.onelibertyproperties.com. Our Annual Report to Stockholders accompanies this proxy statement.

                           GOVERNANCE OF THE COMPANY

     Pursuant to the Maryland General Corporation Law and the company's by-laws, the business, property and affairs of our company are managed by or under the direction of the board of directors. Members of the board are kept informed of the company's business through discussions with the chief executive officer and other officers, by reviewing materials provided to them and by participating in meetings of the board and its committees.

     The board has three standing committees:

     - The Audit Committee, the members of which are Charles Biederman, Joseph
       A. Amato and James J. Burns;

     - The Compensation Committee, the members of which are Charles Biederman, James J. Burns and Patrick J. Callan, Jr., and

     - The Nominating and Governance Committee, the members of which are Joseph
       A. Amato, Charles Biederman and Patrick J. Callan, Jr.

     The board has determined that Joseph A. Amato, Charles Biederman, James J. Burns and Patrick J. Callan, Jr., currently directors, and J. Robert Lovejoy and Joseph A. DeLuca, nominees for director, are

"independent" for the purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange; that the members of our Audit Committee are independent for the purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 and Section 303.01 of the Listed Company Manual; and that the members of our Compensation and Nominating and Corporate Governance Committees are independent under Section 303A of the Listed Company Manual. The board based these determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors.

     The board has adopted a charter for each of the three standing committees and corporate governance guidelines that address the make-up and functioning of the board. The board has also adopted a code of business conduct and ethics that applies to all employees, officers and directors including the company's principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. You can find these materials by accessing the corporate governance section of our website at: www.onelibertyproperties.com. You may also obtain a copy of each charter, the corporate governance guidelines and the code of business conduct and ethics by writing to us at 60 Cutter Mill Road, Great Neck, New York 11021.

     During fiscal 2003, the board held 4 meetings, conducted board business on 4 occasions by unanimous consent, and the committees held a total of 7 meetings. None of the directors attended fewer than 75% of the total number of meetings of the board of directors and the board committees of which he was a member during fiscal 2003.

AUDIT COMMITTEE

     The Audit Committee met six times during 2003. The Audit Committee is responsible for (i) the quality and integrity of the company's financial statements and internal controls, (ii) the company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualification and independence, and (iv) the performance of the company's internal audit function and the independent auditors. The board has determined that each member of the Audit Committee satisfies the financial literacy and expertise requirements of the New York Stock Exchange.

AUDIT COMMITTEE FINANCIAL EXPERT

     The board has determined that James J. Burns, a member of the Audit Committee, is an "audit committee financial expert", as that term is defined in
Item 401(h) of Regulation S-K, and "independent" for purposes of New York Stock Exchange listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934.

COMPENSATION COMMITTEE

     The Compensation Committee met one time in 2003. The Compensation Committee assists management in making recommendations to the board of directors with respect to officers' (including the Chief Executive Officer) and key employees' salaries, bonuses and stock incentive awards. The Compensation Committee also administers the company's stock option plan and equity incentive plan.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     The Nominating and Corporate Governance Committee which did not hold any meetings in 2003, held its first meeting in January 2004. The responsibilities of the committee include proposing a slate of directors for election to the board of directors at the annual stockholders' meeting, identification and recommendation of candidates to fill vacancies on the board of directors between annual stockholder meetings and proposing, monitoring and recommending changes to the company's corporate governance guidelines.

     The board believes that it should be comprised of directors with varied, complementary backgrounds, and that directors should, at a minimum, have expertise that may be useful to the company. Directors should also

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

possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to company business.

     When considering candidates for director, the committee will take into account a number of factors, including the following:

     - Independence from management;

     - Whether the candidate has relevant business experience;

     - Judgment, skill, integrity and reputation;

     - Financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership;

     - Executive compensation background, to enable the committee to determine whether the candidate would be suitable for Compensation Committee membership; and

     - The size and composition of the existing board.

     The committee will consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to our corporate secretary and include:

     - A statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

     - The name of and contact information for the candidate;

     - A statement of the candidate's business and educational experience;

     - Information regarding each of the factors listed above sufficient to enable the committee to evaluate the candidate;

     - A statement detailing any relationship between the candidate and any competitor of the company;

     - Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

     - A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

     Before nominating a sitting director for re-election at an annual meeting, the committee will consider:

     - The director's performance on the board; and

     - Whether the director's re-election would be consistent with the company's governance guidelines.

     When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from management, incumbent directors or others. The committee will interview a candidate if it believes the candidate might be suitable to be a director. The committee may also ask the candidate to meet with management. If the committee believes a candidate would be a valuable addition to the board, it will recommend the candidate's election to the full board.

     This year, Messrs. Jeffrey Fishman, J. Robert Lovejoy and Joseph A. DeLuca are standing for election by the stockholders for the first time. Mr. Lovejoy and Mr. DeLuca were recommended to the Nominating and Corporate Governance Committee by the Chairman of our board and our President, respectively, who believe that Mr. Lovejoy and Mr. DeLuca will make valuable additions to our board based on their financial expertise and industry experience.

COMPENSATION OF DIRECTORS

     Members of our board of directors, who are not employees of the company, are paid an annual retainer of $15,000. In addition to regular board fees, each member of the Audit Committee (other than the Chairman) is paid an annual retainer of $5,000, the Chairman of the Audit Committee is paid an annual retainer of $6,000, each member of the Compensation Committee is paid an annual retainer of $3,000 and each member of the Nominating and Corporate Governance Committee is paid an annual retainer of $2,000. In addition, each non-employee director was awarded 750 shares of restricted common stock under the One Liberty Properties, Inc. 2003 Incentive Plan in 2003. The restricted shares granted to the directors have a five year vesting period during which period the registered owner is entitled to vote and receive cash distributions on such shares. Non-employee directors who reside outside of the local area also receive reimbursement for travel expenses incurred in attending board and committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee in 2003 were Charles Biederman, James J. Burns and Patrick J. Callan, Jr. None of the members has ever been an officer or employee of the company or any of its subsidiaries and no "compensation committee interlocks" existed during 2003.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

     Stockholders of the company who want to communicate with the board or any individual director can write to:

                          One Liberty Properties, Inc.
                                   Suite 303
                              60 Cutter Mill Road
                           Great Neck, New York 11021
                         Attention: Corporate Secretary

Your letter should indicate that you are a One Liberty stockholder. Depending on the subject matter, management will:

     - Forward the communication to the director or directors to whom it is addressed;

     - Attempt to handle the inquiry directly; for example where it is a request for information about the company or it is a stock-related matter; or

     - Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

     At each board meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors on request.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

     We typically schedule a board meeting in conjunction with our annual meeting and expect that our directors will attend, absent a valid reason, such as a schedule conflict. Last year, seven of the nine individuals then serving as directors attended our annual meeting.

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

      SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS

     The following table sets forth information concerning shares of our common stock owned by (i) all persons known to own beneficially 5% or more of our outstanding shares, (ii) all directors and nominees for election as directors,
(iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

                                                              AMOUNT OF BENEFICIAL   PERCENT
NAME AND ADDRESS                                                 OWNERSHIP (1)       OF CLASS
----------------                                              --------------------   --------
Gould Investors L.P. (2) (3)................................         789,947            8.1%
Joseph A. Amato.............................................           1,750              *
  615 Route 32
  Highland Mills, NY 10930-0503
James J. Burns..............................................           3,750              *
  535 Madison Avenue/26th Floor New York, NY 10022
Charles Biederman...........................................           6,750              *
  5 Sunset Drive Englewood, CO 80110
Patrick J. Callan, Jr.......................................           2,750              *
  3333 New Hyde Park Road Suite 310
  New Hyde Park, NY 11040-0020
Joseph A. DeLuca............................................              --             --
  154 East Shore Road Huntington Bay, NY 11743
Jeffrey Fishman (2) (11)....................................          18,225              *
Fredric H. Gould (2) (3) (4)................................       1,265,811           13.0
Jeffrey A. Gould (2) (5)....................................         153,533            1.6
Matthew J. Gould (2) (3) (6)................................         977,008           10.0
J. Robert Lovejoy...........................................              --             --
  1 Rockefeller Plaza 32nd Floor New York, NY 10020
Simeon Brinberg (2).........................................          22,290              *
David W. Kalish (2) (11)....................................          35,475              *
Lawrence G. Ricketts, Jr. (2)...............................          10,125              *
Arthur Hurand...............................................          47,486              *
  4100 Pier North Blvd Suite C
  Flint, MI 48504
Marshall Rose (7)...........................................         160,027            1.6
  667 Madison Avenue New York, NY 10021
  Third Avenue Management LLC (8)...........................         662,375            6.8
  622 Third Avenue New York, NY 10017
K.G. Redding & Associates, LLC (9)..........................         743,700            7.6
  One Wacker Drive Suite 4343
  Chicago, IL 60606
Directors and officers as a group...........................       2,093,990           21.5
(15 individuals) (10) (11)

---------------

* Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Securities are listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or to dispose of the securities, whether or not the person has an economic interest in the securities. Except as indicated in the footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. The percentage of beneficial ownership is based on [ ] shares of common stock outstanding on April 24, 2004.

 (2) Address is 60 Cutter Mill Road, Great Neck, NY 11021.

 (3) Fredric H. Gould is sole shareholder, sole director and chairman of the board of the corporate managing general partner of Gould Investors L.P. and sole member of a limited liability company which is the other general partner of Gould Investors L.P. Matthew J. Gould is president of the corporate managing general partner of Gould Investors L.P.

 (4) Includes 259,484 shares of common stock owned directly, 789,947 shares of common stock owned by Gould Investors L.P. and 216,380 shares of common stock owned by entities and trusts over which Mr. Gould has sole or shared voting and dispositive power. Does not include 47,566 shares of common stock owned by Mrs. Fredric H. Gould, as to which shares Mr. Gould disclaims any beneficial interest and Mrs. Gould has sole voting and investment power.

 (5) Includes 146,352 shares of common stock owned directly and 7,181 shares of common stock owned as custodian for minor children (as to which shares Mr. Gould disclaims any beneficial interest). Does not include 2,228 shares of common stock owned by Mrs. Jeffrey A. Gould, as to which shares Mr. Gould disclaims any beneficial interest and Mrs. Gould has sole voting and investment power.

 (6) Includes 164,136 shares of common stock owned directly, 22,925 shares of common stock owned as custodian for minor children (as to which shares Mr. Gould disclaims any beneficial interest) and 789,947 shares of common stock owned by Gould Investors L.P. Does not include 3,552 shares of common stock owned by Mrs. Matthew J. Gould, as to which shares Mr. Gould disclaims any beneficial interest and Mrs. Gould has sole voting and investment power.

 (7) Includes 24,898 shares of common stock owned directly and 135,129 shares of common stock owned by entities and trusts over which Mr. Rose has sole or shared voting and dispositive power.

 (8) Third Avenue Management LLC, an investment adviser registered under the Investment Advisers Act of 1940, has reported beneficial ownership of 662,375 shares of common stock with respect to which it has sole power to vote 661,775 shares and sole power to dispose of 662,375 shares. The above information has been obtained from a Schedule 13 G/A filed with the Securities and Exchange Commission.

 (9) K.G. Redding & Associates, LLC, an investment adviser registered under the Investment Advisers Act of 1940, has reported beneficial ownership of 743,700 shares of common stock with respect to which it has shared power to vote 502,500 shares and shared power to dispose of 743,700 shares. The above information has been obtained from a Schedule 13G filed with the Securities and Exchange Commission.

(10) This total is qualified by notes (2) through (7).

(11) Includes an aggregate of 27,063 shares of common stock which underlie options, including 3,750 shares and 4,813 shares, respectively, underlying options held by Jeffrey Fishman and David W. Kalish.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     Pursuant to our by-laws, the number of directors was fixed at eleven by our board of directors. The board is divided into three classes. Each class is elected to serve a three year term and is to be as equal in size as is possible, and the classes are elected on a staggered basis. The terms of Joseph A. Amato, Jeffrey A. Gould and Matthew J. Gould expire at the 2004 Annual Meeting. Each of them and J. Robert Lovejoy has been nominated by the board of directors to stand for election at the meeting to hold office until our 2007 Annual Meeting and until his successor is elected and qualifies. In addition, Jeffrey Fishman has been nominated to stand for election at the meeting to hold office until our 2005 Annual Meeting and Joseph A. DeLuca has been nominated to stand for election at the meeting to hold office until our 2006 Annual Meeting. Mr. DeLuca is being nominated to replace Arthur Hurand, whose term of office will end on the date of the Annual Meeting. Mr. Fishman is being nominated at this time for a one year term in order that the size of each class of directors may be as equal as is possible. Five other individuals serve as directors but are not standing for election because their terms extend past the date of the Annual Meeting. Proxies will not be voted for a greater number of persons than the number of nominees named in the proxy statement.

     It is not contemplated that any of the nominees will be unable to stand for election. Should any nominee become unavailable for election, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee nominated by the board of directors.

     If any director is unable to serve his full term, the board, by majority vote of the directors then in office, may designate a substitute. The director chosen by the board shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been elected expires.

     The affirmative vote of a plurality of the voting power of stockholders present in person or represented by proxy at the meeting is required for the election of each nominee for director.

     The following table sets forth certain information regarding the nominees for director:

NOMINEES FOR ELECTION TO SERVE UNTIL THE 2007 ANNUAL MEETING

                                                  PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS
NAME AND AGE                                  AND OTHER DIRECTORSHIPS OR SIGNIFICANT AFFILIATIONS
------------                                  ---------------------------------------------------

Joseph A. Amato                             Director since June 1989; Real estate developer;
69 Years                                    Managing Partner of the Kent Companies, an owner,
                                            manager and developer of income producing real estate,
                                            since 1970.

Jeffrey A. Gould                            Vice President of our company since 1989 and a Senior
38 Years                                    Vice President and Director of our company since
                                            December 1999; President and Chief Executive Officer of
                                            BRT Realty Trust, a mortgage real estate investment
                                            trust, since January 1, 2002 and President and Chief
                                            Operating Officer of BRT Realty Trust from March 1996 to
                                            December 31, 2001; Trustee of BRT Realty Trust; Senior
                                            Vice President of Georgetown Partners, Inc., the
                                            managing general partner of Gould Investors L.P., a
                                            limited partnership primarily engaged in real estate
                                            ownership, since March 1996. Jeffrey A. Gould is the son
                                            of Fredric H. Gould and brother of Matthew J. Gould.

Matthew J. Gould                            Director since December 1999; President and Chief
44 Years                                    Executive Officer of our company from June 1989 to
                                            December 1999 and a Senior Vice President of our company
                                            since December 1999; President of Georgetown Partners,
                                            Inc.; Senior Vice President of BRT Realty Trust. Matthew
                                            J. Gould is the son of Fredric H. Gould and brother of
                                            Jeffrey A. Gould.

J. Robert Lovejoy                           Senior managing director of Ripplewood Holdings, LLC, a
59 Years                                    private equity investment firm, since January 2000; a
                                            managing director of Lazard Freres & Co. LLC and a
                                            general partner of Lazard's predecessor partnership for
                                            over 15 years prior thereto; Director of Orient-Express
                                            Hotels Ltd. and Director of the YMCA of Greater New
                                            York.

NOMINEE FOR ELECTION TO SERVE UNTIL THE 2006 ANNUAL MEETING

Joseph A. DeLuca                            Principal and Sole Shareholder of Joseph A. DeLuca,
58 Years                                    Inc., an entity engaged in real estate capital and
                                            investment consulting since September 1998, including
                                            serving as Director of Real Estate Investments for
                                            Equitable Life Assurance Society of America under a
                                            consulting contract from June 1999 to June 2002;
                                            Executive Vice President and head of Real Estate Finance
                                            at Chemical Bank from September 1990 until its merger
                                            with The Chase Manhattan Bank in 1996 and Managing
                                            Director and Group Head of The Chase Real Estate Finance
                                            Group of the ChaseManhattan Bank from the merger to
                                            April 1998.

NOMINEE FOR ELECTION TO SERVE UNTIL THE 2005 ANNUAL MEETING

Jeffrey Fishman                             President and Chief Executive Officer of our company
45 Years                                    since January 1, 2002; President and Chief Operating
                                            Officer of our company from December 1999 to December
                                            2001; Senior Managing Director of Cogswell Properties,
                                            LLC, a real estate property owner and manager, from 1996
                                            to December 1999.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF JOSEPH A. AMATO, JEFFREY A. GOULD, MATTHEW J. GOULD, J. ROBERT LOVEJOY, JOSEPH A. DELUCA AND JEFFREY FISHMAN AS DIRECTORS. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR THE ELECTION OF JOSEPH A. AMATO, JEFFREY A. GOULD, MATTHEW J. GOULD, J. ROBERT LOVEJOY, JOSEPH A. DELUCA AND JEFFREY FISHMAN UNLESS YOU INDICATE THAT YOUR VOTE SHOULD BE WITHHELD.

     The following table sets forth information regarding directors whose terms will continue after the date of the Annual Meeting:

DIRECTORS TO CONTINUE IN OFFICE UNTIL THE 2006 ANNUAL MEETING

                                                  PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS
NAME AND AGE                                  AND OTHER DIRECTORSHIPS OR SIGNIFICANT AFFILIATIONS
------------                                  ---------------------------------------------------

J. Burns                                    Director since June 2000; Senior Vice President and
64 Years                                    Chief Financial Officer of Wellsford Real Properties,
                                            Inc., a real estate merchant banking company, from
                                            October 1999 to the present; Partner of Ernst & Young
                                            LLP, certified public accountants, from June 1995 to
                                            September 1999; Director of Cedar Shopping Centers,
                                            Inc., a real estate investment trust engaged in the
                                            ownership, management and leasing of retail properties.

Fredric H. Gould                            Chairman of the Board of our company since June 1989 and
68 Years                                    Chief Executive Officer from December 1999 to December
                                            2001; Chairman of Georgetown Partners, Inc., the
                                            managing general partner of Gould Investors L.P., a
                                            limited partnership primarily engaged in real estate
                                            ownership; Chairman of the Board of BRT Realty Trust,
                                            and President of REIT Management Corp., advisor to BRT
                                            Realty Trust; Director of EastGroup Properties, Inc., a
                                            real estate investment trust engaged in the acquisition,
                                            ownership and development of industrial properties.
                                            Fredric H. Gould is the father of Jeffrey A. Gould and
                                            Matthew J. Gould.

DIRECTORS TO CONTINUE IN OFFICE UNTIL THE 2005 ANNUAL MEETING

Charles Biederman                           Director since June 1989; Presently engaged in real
70 Years                                    estate development; Principal of Sunstone Hotel
                                            Investors LLC, a company engaged in the management,
                                            ownership and development of hotel properties, from
                                            November 1999 to present; Executive Vice President of
                                            Sunstone Hotel Investors Inc., a REIT engaged in the
                                            ownership of hotel properties, from September 1994 to
                                            November 1999 and Vice Chairman of Sunstone Hotel
                                            Investors from January 1998 to November 1999.

Patrick J. Callan, Jr.                      Vice President of Real Estate for Kimco Realty
42 Years                                    Corporation, a real estate investment trust which owns
                                            and operates neighborhood and community shopping
                                            centers, from May, 1998 to March 2004; Senior Vice
                                            President of First Washington Realty, Inc., a real
                                            estate investment trust, from March 2004 to present.

Marshall Rose                               Director since June 1989; Real estate consultant;
67 Years                                    Chairman of The Georgetown Group, Inc., a real estate
                                            consultant and investor, since 1978; Director of Estee
                                            Lauder, Inc.; Chairman Emeritus of the New York Public
                                            Library; Director of Lincoln Center for the Performing
                                            Arts.

                 ADOPTION OF AMENDMENTS TO, AND RESTATEMENT OF,
                    THE COMPANY'S ARTICLES OF INCORPORATION
                                  (PROPOSAL 2)

     The company's board of directors proposes to amend the company's Articles of Incorporation to (i) remove from the company's authorized capital stock, the $16.50 cumulative convertible preferred stock which the company is currently authorized to issue, (ii) renumber and reletter subsections and revise cross references as a result of deleting the text setting forth the terms of the preferred stock and (iii) update outdated references to statutes, organizations and associations. The board of directors proposes to reflect such amendments in restated articles of incorporation which would integrate and combine the full text of the company's Articles of Incorporation, as amended, into one document. The complete text of the proposed Amended and Restated Articles of Incorporation as it would read if the amendment and restatement is approved by the stockholders of the company is attached to this proxy statement as Appendix A and the discussion below is qualified in its entirety by reference to the proposed Amended and Restated Articles.

REASONS FOR PROPOSAL

     The company's $16.50 cumulative convertible preferred stock was authorized in 1989 in order to offer the stockholders of the company an alternative to the ownership of the common stock of the company (for those electing to exchange shares of common stock for preferred stock). The preferred stock was redeemable by the company and if redeemed, the holder of the preferred stock had the option to convert the preferred stock into common stock. On December 30, 2003, all outstanding shares of preferred stock were either redeemed for cash or converted into common stock. Accordingly, since December 30, 2003, there have not been any shares of $16.50 cumulative convertible preferred stock issued or outstanding.

     The Articles of Incorporation, as amended, authorized the issuance of 2,300,000 shares of $16.50 cumulative convertible preferred stock and a total of 864,715 shares were issued. All of these outstanding shares of preferred stock have been redeemed or converted. The company by appropriate resolution adopted by its board of directors, could issue up to 1,435,285 shares of preferred stock. However, the board of directors does not intend to authorize the issuance of any additional shares of such preferred stock.

PROPOSED AMENDMENTS

     Since the company does not intend to issue additional shares of its cumulative convertible preferred stock, the board is proposing to eliminate the preferred shares which the company is authorized to issue under its Articles of Incorporation and, therefore, simplify the company's Articles of Incorporation by deleting all of the detailed provisions of the preferred stock which are no longer germane.

     As a result of the removal of the 2,300,000 shares of authorized preferred stock, the company's authorized capital will consist of 25,000,000 shares of common stock having a par value of $1.00 per share. As of the record date for the annual meeting of stockholders, [ ] shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

     In addition, the company proposes to renumber and reletter subsections and revise cross references in the Articles of Incorporation as a result of deleting the text setting forth the terms of the preferred stock. Finally, the company proposes to update outdated references to statutes, organizations and associations in the Articles of Incorporation. For example, since the adoption of the Articles of Incorporation, the Internal Revenue Code was amended in 1986 and accordingly all references in the Articles of Incorporation to the Internal Revenue Code will be amended to refer to the Internal Revenue Code of 1986. The board also recommends that the company's Articles of Incorporation, as amended to date and including the proposed amendments described herein, be restated, integrated and combined into one document. This will simplify the company's Articles of Incorporation because all applicable current provisions of the certificate of incorporation will be contained in one document instead of in a series of documents.

     Other than eliminating our board's ability to issue a class of stock with dividend and liquidation rights that are preferential to the rights of the holders of common stock, the proposed amendment and restatement of the company's Articles of Incorporation will have no effect on the holders of common stock.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of common stock on the record date will be required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENT TO, AND RESTATEMENT OF, THE COMPANY'S ARTICLES OF INCORPORATION. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR THE AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION UNLESS YOU INDICATE THAT YOUR SHARES SHOULD BE VOTED OTHERWISE.

                              INDEPENDENT AUDITORS
                                  (PROPOSAL 3)

GENERAL

     The Audit Committee and the board of directors is seeking the ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2004. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     We are not required to have our stockholders ratify the selection of Ernst & Young LLP, as our independent auditors. We are doing so, because we believe it is a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP but may retain such independent auditors. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

     The affirmative vote of the holders of a majority of the votes cast at the meeting is required to ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2004.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR 2004. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS UNLESS YOU INDICATE THAT YOUR SHARES SHOULD BE VOTED OTHERWISE.

AUDIT AND OTHER FEES

     The following table presents the fees for professional audit services billed by Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2002 and 2003, and fees billed for other services rendered to us by Ernst & Young LLP for each of such years:

                                                               FISCAL     FISCAL
                                                                2002       2003
                                                              --------   --------
Audit fees (1)..............................................  $ 79,000   $ 94,750
Audit related fees (2)......................................        --     25,500
Tax fees (3)................................................    25,000     16,000
All other fees (4)..........................................    65,000     72,000
                                                              --------   --------
     Total fees.............................................  $169,000   $208,250

---------------

(1) Audit fees include fees for the audit of our annual consolidated financial statements and for review of financial statements included in our quarterly reports on Form 10-Q.

(2) Audit related fees include fees for audits performed for significant property acquisitions.

(3) Tax fees consist of fees for tax advice, tax compliance and tax planning.

(4) All other fees consist of fees related to services rendered in connection with registration statements filed with the Securities and Exchange Commission.

     The Audit Committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP.

PRE-APPROVAL POLICY FOR AUDIT AND NON-AUDIT SERVICES

     The Audit Committee must pre-approve all audit and non-audit services involving the company's independent auditors.

     In addition to the audit work necessary for the company to file required reports under the Securities Exchange Act of 1934 (i.e., quarterly reports on Form 10-Q and annual reports on Form 10-K) the independent auditors may perform non-audit services, other than those prohibited by the Sarbanes-Oxley Act of 2002, provided they are pre-approved by the Audit Committee. The Audit Committee approved all non-audit services performed by the independent auditors in 2003.

     The independent auditors are prohibited from providing the following types of services:

     - bookkeeping or other services related to the company's accounting records or financial statements;

     - financial information systems, design and implementation;

     - appraisal or valuation services, fairness opinions or contribution - in kind -- reports;

     - actuarial services;

     - internal outsourcing services;

     - management functions or human resources;

     - broker or dealer, investment adviser or investment banking services; and

     - legal services and expert services related to the audit.

APPROVAL PROCESS

     At the beginning of the fiscal year, the Audit Committee reviews and approves the audit scope concerning the audit of the company's consolidated financial statements for that year, including the proposed audit fee associated with the audit. In addition, the Committee approves the provision of tax related non-audit services and the maximum expenditure which may be incurred for such tax services for such year. Any fees for the audit in excess of those approved and any fees for tax related services in excess of the maximum established by the Committee must receive the prior approval of the Audit Committee.

     Proposals for any other non-audit services to be performed by the independent auditors must be approved by the Audit Committee in advance at a regularly scheduled meeting, by unanimous consent or at a meeting held by telephone conference.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the board of directors is comprised of three independent directors and operates under a written charter adopted by the board of directors, a copy of which, as amended, is included as Appendix B to this proxy statement. The Audit Committee reviews the charter on an annual basis. The board of directors has reviewed Section 10A(m)(3) of the Securities Exchange Act of 1934 and the New York Stock Exchange listing standards definition of independence for Audit Committee members and has determined that each member of the Audit Committee is independent.

     The Audit Committee is appointed by the board of directors to oversee and monitor, among other things, the financial reporting process, the independence and performance of the independent auditors and the functioning of the company's internal controls. It is the responsibility of executive management to prepare financial statements in accordance with generally accepted accounting principles and of the independent auditors to perform an independent audit of the financial statements and to express an opinion on the conformity of those financial statements with generally accepted accounting principles.

     In this context, the Audit Committee met on four occasions and held discussions with management and the independent auditors. Management represented to the Audit Committee that the year end consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee also reviewed with the company's management the process used for the certifications under the Sarbanes-Oxley Act of 2002 of the company's filings with the Securities and Exchange Commission. In 2003, the Audit Committee met to review the unaudited quarterly financial statements prior to filing each Form 10-Q with the Securities and Exchange Commission. In 2003, the Audit Committee also reviewed each quarterly earnings press release prior to public release. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committee).

     In addition, the Audit Committee discussed with the independent auditors the auditors' independence from the company and its management, and has received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). Further, the Audit Committee reviewed and approved the auditors' fees, both for performing audit and non-audit services and considered whether the provision of non-audit services by the independent auditors was compatible with maintaining the auditors' independence and concluded that it was compatible.

     The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, and the overall quality of the company's financial reporting.

     Based on the reviews and discussions referred to above, the Audit Committee recommended that the audited financial statements for the year ended December 31, 2003 be included in Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

     The Audit Committee approved the retention of Ernst & Young LLP as independent auditors for the fiscal year ended December 31, 2004 after reviewing the firm's performance, estimated fees for 2004 and independence from the company and its management.

                                          Charles Biederman (Chairman)
                                          James J. Burns
                                          Joseph A. Amato

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following summary compensation table discloses the compensation paid and accrued for services rendered in all capacities to the company during the last three fiscal years for our chief executive officer and for our other executive officers whose compensation exceeded $100,000 for the fiscal year ended December 31, 2003.

                                                                  LONG TERM COMPENSATION
                                                               -----------------------------
                                       ANNUAL COMPENSATION                        SECURITIES
                             FISCAL   ----------------------   RESTRICTED STOCK   UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY ($)   BONUS ($)    AWARDS ($) (1)     OPTIONS     COMPENSATION($) (2)
---------------------------  ------   ----------   ---------   ----------------   ----------   -------------------
Jeffrey Fishman(3).......     2003     $288,839     $75,000        $40,766             --            $30,000
  President and               2002      250,000      50,000             --             --             30,000
  Chief Executive             2001      200,000          --             --          5,000             25,500
  Officer
Simeon Brinberg(4).......     2003     $113,365          --        $40,766             --                 --
  Senior Vice                 2002       91,198          --             --             --                 --
  President                   2001       30,053          --             --          5,000                 --
David W. Kalish(4).......     2003     $103,828          --        $40,766             --                 --
  Senior Vice                 2002       95,690          --             --             --                 --
  President and               2001       35,863          --             --          5,000                 --
  Chief Financial Officer
Lawrence Ricketts........     2003     $ 95,365     $15,000        $14,824             --            $16,500
  Vice President,             2002       75,827      15,000             --             --                 --
  Acquisitions                2001       65,019      15,000             --          3,500                 --

---------------

(1) Represents the grant of restricted stock awards which the executive has the right to receive subject to vesting. The restricted stock awards vest after five years. The values set forth above are based on the closing price of our common stock on the American Stock Exchange on July 22, 2003, the date of the awards, which was $18.53. The restricted stock awards receive cash dividends at the rate paid on all of the company's shares of common stock. The number of restricted shares awarded were 2,200 shares for each of Jeffrey Fishman, Simeon Brinberg and David W. Kalish and 800 shares for Lawrence G. Ricketts, Jr.

(2) Represents annual contributions made under our Pension Plan. The only other type of Other Annual Compensation for each of the named executive officers is in the form of perquisites and was less than the level required for reporting.

(3) Mr. Fishman served as president and chief operating officer in 2000 and 2001. He was designated chief executive officer effective January 1, 2002. Reference is made to the caption "Certain Relationships and Related Transactions" for a discussion of compensation paid to Mr. Fishman by affiliated entities.

(4) Simeon Brinberg and David W. Kalish do not receive compensation directly from the company. Each is compensated by Gould Investors L.P. and related entities and his salary is allocated to the company pursuant to a shared services agreement. See "Certain Relationships and Related Transactions".

ONE LIBERTY PENSION PLAN

     We have adopted a non-contributory defined contribution pension plan covering employees. The pension plan is administered by Fredric H. Gould, Simeon Brinberg and David W. Kalish (Messrs. Brinberg and Kalish are non-director officers). Annual contributions are based on 15% of an employee's annual earnings, not to exceed $30,000 per employee. Partial vesting commences one year after employment, increasing annually until full vesting is achieved at the completion of six years of employment. The method of payment of benefits to participants upon retirement is determined solely by the participant, who may elect a lump sum payment or the purchase of an annuity, the amount of which is determined by the amount of contributions and the results of the Plan's investments. For the year ended December 31, 2003, $30,000 was contributed for the benefit of Jeffrey Fishman with four years of credited service. The aggregate amount accumulated to date for Mr. Fishman is approximately $125,000. For the year ended December 31, 2003, $16,500 was contributed for the benefit of Lawrence G. Ricketts, Jr. with five years of credited service. The aggregate amount accumulated to date for Mr. Ricketts is approximately $62,000. Messrs. Brinberg and Kalish do not participate in the Pension Plan.

STOCK OPTIONS GRANTED, EXERCISED AND FISCAL YEAR END OPTION VALUES

OPTION GRANTS IN 2003

     The company did not grant any stock options during 2003.

OPTION EXERCISES IN 2003 AND FISCAL YEAR END OPTION VALUES

                                                                 NUMBER OF SHARES          VALUE OF UNEXERCISED IN-
                                                              UNDERLYING UNEXERCISED         THE-MONEY OPTIONS AT
                             SHARES                         OPTIONS AT FISCAL YEAR END      FISCAL YEAR END($) (2)
                            ACQUIRED      VALUE REALIZED    ---------------------------   ---------------------------
NAME                       ON EXERCISE       ($) (1)        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   ----------------   -----------   -------------   -----------   -------------
Jeffrey Fishman..........     4,250          $36,231           3,750          1,250         $29,100        $9,700
Simeon Brinberg..........     3,500           14,494          11,750          1,250          95,013         9,700
David W. Kalish..........     7,000           27,800           7,313          1,250          57,418         9,700
Lawrence G. Ricketts,
  Jr.....................     7,225           51,470                            875                         6,790

---------------

(1) Represents the closing price of the common stock underlying the stock options on the date of exercise less the stock option exercise price.

(2) The year end values represent the difference between the closing price of the common stock on December 31, 2003 and the exercise price of the options. The closing price of the common stock on the American Stock Exchange on December 31, 2003 was $19.95.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is composed of three independent non-employee directors. The Compensation Committee is responsible for advising management and the board of directors on matters pertaining to compensation arrangements for executive employees, and also is responsible for administering the company's stock option plan and the One Liberty Properties, Inc. 2003 Incentive Plan.

     In 2003, the only officers who were compensated directly by us were Fredric
H. Gould, chairman of the board, Jeffrey Fishman, president and chief executive officer, and Lawrence G. Ricketts, Jr., vice president, acquisitions. Other officers were paid by Gould Investors L.P. (or other affiliated entities) and, pursuant to a shared services agreement between the company, Gould Investors L.P. and other affiliated entities, payroll expenses were allocated to the company based on the estimated time devoted by the executive to the company's affairs in comparison to the estimated time devoted by the executive to the affairs of the other entities which participate in the sharing arrangement. The allocation for payroll expenses of all executive officers of the company (6 in number) pursuant to the shared services agreement was $412,400 in the aggregate in 2003 and except for Simeon Brinberg and David W. Kalish, did not exceed $100,000 as to any executive officer. A portion of the allocated expenses in 2003 was attributable to time expended by executive officers in connection with the public offering consummated by the company in October and November 2003 and time attributable to legal and accounting activities, including property acquisitions, mortgage financings, banking matters, joint venture activities and corporate governance matters.

COMPENSATION OVERVIEW

     The Compensation Committee has determined that the annual compensation of executive officers compensated by the company will be composed of three elements: (i) an annual base salary; (ii) an annual bonus; and (iii) a long term component realized through the grant of stock options and the award of restricted shares under the 2003 Incentive Plan.

BASE SALARY AND BONUS

     Base salaries are targeted to be competitive with salaries paid to senior executives at other real estate investment trusts located in the same geographic area, of similar market capitalization and involved in similar business activities. In determining base salaries, the company takes into account an individual's achievements and performance, increases in the company's rental income, the operating performance of the company in the most recently concluded fiscal year and the performance of the company's stock. The determination by the Compensation Committee of base compensation is subjective and is not based on any structured formula. In determining compensation for the 2003 fiscal year the Compensation Committee took into account the expertise which the executive officers demonstrated in managing the business. Among other things, the Compensation Committee gave consideration to the company's acquisition activities resulting in an increase in rental income, the company's operating results, management of the real estate portfolio, and activities of the company in joint venture investments.

     The company does not have a bonus plan in existence and it does not establish a bonus pool. Bonuses are granted on a case by case basis, with the amount thereof being subjective. In determining bonus amounts, if any, the Compensation Committee takes into consideration, among other things, the base compensation of each officer, the performance of each officer during the most recently concluded fiscal year, the results of operations for such year, the performance of the company's stock and the recommendations of management.

LONG TERM COMPENSATION -- STOCK OPTIONS AND RESTRICTED STOCK AWARDS

     In 2003, the board of directors authorized, and the company's stockholders approved, the adoption of the One Liberty Properties, Inc. 2003 Incentive Plan, which authorizes the grant of incentive and non-statutory stock options and the award of restricted shares. The granting of options and the awarding of restricted shares under the 2003 Incentive Plan is at the discretion of the Compensation Committee and is not based on any formula. No stock options were granted in 2003 under the 2003 Incentive Plan. In 2003, the Compensation Committee approved the awarding of 26,350 restricted shares to a total of 20 persons, including employees, officers, directors and consultants. The awards granted in 2003 provide for a five year vesting period and, therefore, the shares awarded are not to be transferred by the recipient until the five year vesting period has been satisfied. Accordingly, an award of restricted shares under the 2003 Plan cannot be realized unless the awardee remains with the company for a period of five years during which five year period the awardee realizes the benefits of any cash distributions paid on the shares awarded to him. The Compensation Committee believes that awarding restricted shares under the 2003 Plan provides the recipients with an incentive to devote their best efforts in pursuing the success of the company by providing awardees with an opportunity to share in the growth and prosperity of the company through the ownership of shares of the company.

CEO COMPENSATION

     The Compensation Committee authorized an increase in Mr. Fishman's base annual salary from $288,839 to $300,000 effective January 1, 2004. The Compensation Committee's determination of Mr. Fishman's 2004 base annual salary was based on an examination of three surveys which reported on the compensation paid to other chief executive officers of real estate investment trusts in the geographic area in which the company is located, the compensation paid to other chief executive officers by real estate investment trusts having a similar market capitalization as the company and the compensation paid to other chief executive officers by real estate investment trusts engaged in a similar business as the company. The Compensation Committee also took into account the responsibilities of Mr. Fishman and the activities, performance and growth of the company in 2003. Based on his performance in 2003, the Compensation Committee has approved the increase in Mr. Fishman's base salary and the payment of a $125,000 bonus which will be paid and expensed in 2004.
                                          Respectfully submitted, Compensation
                                          Committee
                                          Joseph A. Amato
                                          Charles Biederman
                                          James J. Burns

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Fredric H. Gould, Chairman of our board of directors, is Chairman of the board of trustees of BRT Realty Trust, a real estate investment trust engaged in mortgage lending. He is also Chairman of the board of directors and sole stockholder of the managing general partner of Gould Investors L.P. and sole member of a limited liability company which is also a general partner of Gould Investors L.P. Jeffrey A. Gould, a director of our company, is President and Chief Executive Officer of BRT Realty Trust and a Vice President of the managing general partner of Gould Investors L.P. Matthew J. Gould, a director of our company, is a Senior Vice President of BRT Realty Trust and President of the managing general partner of Gould Investors L.P. In addition, David W. Kalish, Simeon Brinberg, Mark H. Lundy and Israel Rosenzweig, each of whom is an executive officer of our company, are also executive officers of BRT Realty Trust and of the managing general partner of Gould Investors L.P. Gould Investors L.P. owns approximately 8.1% of our outstanding shares of common stock.

     We and certain related entities, including Gould Investors L.P. and BRT Realty Trust, occupy common office space and use certain services and personnel in common. In 2003, we paid to Gould Investors L.P. under a shared services agreement $901,000 for general and administrative expenses, including rent, telecommunication services, computer services, bookkeeping, secretarial and other clerical services and legal and accounting services. This amount includes $51,000 contributed to the annual rent of $366,000 paid by Gould Investors L.P., BRT and related entities to a subsidiary of Gould Investors L.P. which owns the building in which the offices of these entities are located and an aggregate of $412,400, allocated to us for services (primarily legal and accounting), performed by some executive officers who are not engaged by us on a full time basis, including the amounts allocated to us for services rendered by Simeon Brinberg and David W. Kalish as set forth in the "Summary Compensation Table". The allocation of common general and administrative expenses is computed in accordance with the shared services agreement and is based on the estimated time devoted by executive, administrative and clerical personnel to the affairs of each participating entity. The services of secretarial personnel generally are allocated on the same basis as that of the executive to whom each secretary is assigned.

     Majestic Property Management Corp., an entity which is 100% owned by Fredric H. Gould and for which certain of our executive officers are officers, acts as managing agent, mortgage broker, leasing and sales broker and construction supervisor for our company, related entities (including Gould Investors L.P. and BRT Realty Trust) and unrelated entities. In 2003, we paid an aggregate of $787,606 to Majestic Property Management Corp. consisting of mortgage brokerage fees of $291,120 relating to mortgages in the principal amount of $29,112,000 placed on six of our properties; leasing commissions of $309,400; construction supervisory fees of $172,086 for supervision of improvements to properties we own; and management fees of $15,000 relating to a property that we own.

     Fees paid to Majestic Property Management Corp. are approved by our board of directors, including a majority of the independent directors, and are based on the fees which would be charged by unaffiliated persons for comparable services in the geographic area in which the properties for which the fees paid were located.

     A management fee equal to 1% of the rent paid to our movie theater joint ventures by its tenants is paid to Majestic Property Management Corp. under management agreements negotiated by Majestic Property Management Corp. with our joint ventures and joint venture partners. The total management fee for 2003 was $108,000. In addition, in accordance with agreements negotiated by Majestic Property Management Corp. with our movie theater joint ventures, brokerage fees of $186,000 relating to mortgages in the principal amount of $23,300,000 were paid to Majestic Property Management Corp. by our movie theater joint ventures.

     Fredric H. Gould received compensation in 2003 of $294,925 from Majestic Property Management Corp. Jeffrey A. Gould, Matthew J. Gould, Israel Rosenzweig, Simeon Brinberg, David W. Kalish and Mark H. Lundy, officers of our company, received fees from Majestic Property Management Corp. in 2003 of $398,367, $235,105, $398,967, $65,156, $93,756, and $138,257, respectively.

     Jeffrey Fishman, our President and Chief Executive Officer, devotes substantially all of his time to the affairs of our company. Mr. Fishman also provides consulting services to several service oriented companies owned by Fredric H. Gould. In 2003, Mr. Fishman received consulting fees of $346,986 from these service oriented entities for services rendered, none of which was paid by Majestic Property Management Corp. The officers referred to in the immediately preceding paragraph receive consulting fees from the service oriented companies owned by Fredric H. Gould. None of these entities, other than Majestic Property Management Corp. provides services to us.

     During December 1999 and January and February of 2000, we made three loans aggregating $240,000 to Mr. Fishman. These loans were made for the purpose of providing funds to Mr. Fishman for his purchase of shares of our common stock in the open market and was agreed to by us in connection with the negotiations pertaining to Mr. Fishman's employment by us as president. He was elected president and chief operating officer on December 6, 1999 and was designated chief executive officer effective January 1, 2002. No advances were made under the loan during 2003. The largest amount outstanding under the loan to Mr. Fishman during 2003 was $166,000. The loan was repaid in full in 2003.

     Mr. Fishman's wife owned a 5% equity interest in a limited liability company in which we owned a 95% interest. The limited liability company owns a 66,000 square foot office building located in Brooklyn, New York. Mrs. Fishman acquired her interest in this limited liability company prior to the time Mr. Fishman became our employee. On September 9, 2003, our board of directors, including all of our independent directors approved our purchase of the 5% equity interest owned by Mrs. Fishman in this limited liability company. We paid Mrs. Fishman $159,200 in connection with this transaction.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our shares, to file Initial Reports of Ownership and Reports of Changes in Ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. We prepare and file the requisite forms on behalf of our executive officers and directors. Based on a review of information supplied to us by our executive officers, directors and 10% beneficial owners, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and 10% beneficial owners with respect to fiscal 2003 were met. On February 10, 2004, Gould Investors L.P., Fredric H. Gould, Matthew J. Gould and David W. Kalish filed Forms 5 to update the number of shares of common stock owned directly or indirectly by them to reflect the acquisition of shares under our cash distribution reinvestment plan. Each of David W. Kalish, Seth Kobay and Israel Rosenzweig filed amendments to Forms 4 filed on a timely basis to correct mistakes included in the original filing. Mr. Kalish, a Senior Vice President of the company, filed amendments on October 20, 2003 to correct Forms 4 filed on July 22, 2003 and September 30, 2003; Seth Kobay, a Vice President and Treasurer, filed an amendment on June 10, 2003 to correct a Form 4 filed on May 5, 2003; and Israel Rosenzweig, a Senior Vice President, filed an amendment on September 26, 2003 to correct a Form 4 filed on September 17, 2003.

                               PERFORMANCE GRAPH

     The following graph compares the performance of our common stock with the Standard & Poor's 500 Stock Index, and a peer group index of publicly traded equity REIT's prepared by National Association of Real Estate Investment Trusts. In prior years we also included a comparison of our common stock with the American Stock Exchange Market Value Index; but in view of the transfer of our listing from the American Stock Exchange to the New York Stock Exchange on January 15, 2004, such comparison was not deemed by us to be meaningful and is not included in the graph.. The graph assumes $100.00 was invested on December 31, 1998 in our common stock and assumes the reinvestment of dividends.

                                    [GRAPH]

                            CUMULATIVE TOTAL RETURN

                                            12/98    12/99    12/00    12/01    12/02    12/03
                                            ------   ------   ------   ------   ------   ------
One Liberty Properties, Inc...............  100.00   115.10   107.08   161.29   179.54   251.37
S&P 500...................................  100.00   121.04   110.02    96.95    75.52    97.18
NAREIT Equity.............................  100.00    95.38   120.53   137.32   142.57   195.51

                             ADDITIONAL INFORMATION

     As of the date of this proxy statement, we do not know of any business that will be presented for consideration at the meeting other than the items referred to in the Notice of the Meeting. If any other matter is properly brought before the meeting for action by stockholders, the holders of the proxies will vote and act with respect to the business in accordance with their best judgment. Discretionary authority to do so is conferred by the enclosed proxy.
                                          By order of the Board of Directors
                                          Mark H. Lundy, Secretary

Great Neck, NY
April 29, 2004

                                                                      APPENDIX A

                              AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                          ONE LIBERTY PROPERTIES, INC.

                                   ARTICLE I

                                      NAME

     The name of the Corporation is:

     ONE LIBERTY PROPERTIES, INC.

                                   ARTICLE II

                                    PURPOSES

     The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Laws of the State of Maryland as now or hereafter in force.

                                  ARTICLE III

                      PRINCIPAL OFFICE AND RESIDENT AGENT

     The post-office address of the principal office of the Corporation in the State of Maryland is c/o CSC -- Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is CSC -- Lawyers Incorporating Service Company, a corporation of the State of Maryland, and the post-office address of the resident agent is 11 East Chase Street, Baltimore, Maryland 21202.

                                   ARTICLE IV

                                 CAPITAL STOCK

     (1) The total number of shares of capital stock which the Corporation shall have authority to issue is twenty-five million (25,000,000) shares, all of one class and designated Common Stock, of the par value of One Dollar ($1.00) per share and of the aggregate par value of Twenty-Five Million Dollars ($25,000,000).

     (2) Each share of Common Stock shall entitle the owner thereof to vote at the rate of one (1) vote for each share held.

     (3) Any fractional shares shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

     (4) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the by-laws of the Corporation.

                                   ARTICLE V
                     PROVISIONS FOR DEFINING, LIMITING AND
                        REGULATING CERTAIN POWERS OF THE
               CORPORATION AND OF THE DIRECTORS AND STOCKHOLDERS

     (1) The number of directors of the Corporation shall be three (3), which number may be increased pursuant to the by-laws of the Corporation but shall never be less than three. Commencing with the annual meeting of stockholders held on May 22, 1984, the directors of the Corporation shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, each class to be as nearly equal in number as possible, which classes shall be designated as Class 1, Class 2 and Class 3. Subject to the provisions hereof, the number of directors in each class shall from time to time be designated by the Board of Directors of the Corporation pursuant to the by-laws. The Class 1 director shall be elected initially for a term of one year; the Class 2 directors shall be elected initially for a term of two years; and the Class 3 directors shall be elected initially for a term of three years. At each annual meeting, the successors to the class of directors whose terms shall expire that year shall be elected to hold office for a term of three years so that each term of office of one class of directors shall expire in each year.

     (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the by-laws of the Corporation or in the General Laws of the State of Maryland.

     (3) No holder of shares of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

     (4) Each holder of stock of the Corporation shall upon demand disclose to the Board of Directors in writing such information with respect to direct and indirect ownership of securities of the Corporation as the Board of Directors deems necessary to comply with provisions of the Internal Revenue Code of 1986, as from time to time amended, applicable to the Corporation, or to comply with the requirements of any taxing authority.

     (5) Each, director, officer and employee of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland, as now or hereafter in force.

     (6) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the by-laws of the Corporation except any particular by-law which is specified as not subject to alteration or repeal by the Board of Directors.

     (7) The Board of Directors may authorize, subject to such approval of stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general), or other organization shall render or make available to the Corporation managerial, investment advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

     (8) The Board of Directors may authorize any agreement of the character described in paragraph (7) of this Article V or other transaction with any person, corporation, association, company, trust, partnership (limited or general), or other organization, although one or more of the members of the Board of Directors or officers of the Corporation may be the other party to any such agreement or an officer, director, stockholder, or member of such other party, and no such agreement or transaction shall be invalidated or rendered voidable solely by reason of the existence of any such relationship if (i) the existence is disclosed or known to: (a) the Board of Directors, and the Board authorizes, approves, or ratifies the agreement or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum; or (b) the stockholders entitled to vote, and the agreement or transaction is authorized, approved, or ratified by a majority of votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or such other entity or officer, director, stockholder or member thereof; or (ii) the contract is fair and reasonable to the Corporation. Any member of the Board of Directors of the Corporation who is also a director or officer of such other entity or who is so interested or associated with such other entity may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such agreement or transaction, and may vote thereat to authorize any such agreement or transaction, with like force and effect as if he were not such director or officer of such other entity or not so interested or associated.

     (9) The determination as to any of the following matters made in good faith by or pursuant to the direction of the Board of Directors consistent with the charter of the Corporation and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its capital stock, namely: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends; the amount of paid-in surplus, other surplus, annual or other net profit, or net assets in excess of capital, undivided profits, or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair values, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; and any matter relating to the acquisition, holding and disposition of any assets by the Corporation.

     (10) Notwithstanding any provision of the General Laws of the State of Maryland requiring any action to be taken or authorized by the affirmative vote of the holders of a greater proportion than a majority of the shares or of the shares of each class, or otherwise to be taken or authorized by vote of the stockholders, such action shall be effective and valid, except as otherwise provided in Article VII hereof, if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon.

     (11) Only the stockholders may, at any meeting of stockholders duly called and at which a quorum is present, by the affirmative vote or consent of the holders of a majority of all of the outstanding shares entitled to vote, remove any director or directors from office, and only for cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

     (12) To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.

     Neither the amendment nor repeal of this Paragraph, nor the adoption or amendment of any provision of the Articles of Incorporation or By-laws inconsistent with this Paragraph, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                                   ARTICLE VI

                                   REDEMPTION

     If at any time the Board of Directors shall in good faith be of the opinion that direct or indirect ownership of shares of stock of the Corporation has or may become concentrated to an extent which would cause the Corporation to fail to qualify or be disqualified as a real estate investment trust by virtue of Sections 856(a)(5) or (6) of the Internal Revenue Code of 1986, as amended, or similar provisions of successor statutes, pertaining to the qualification of the Corporation as a real estate investment trust, the Board of Directors shall have the power (i) by lot or other means deemed equitable by them to call for purchase from any stockholder of the Corporation a number of shares sufficient in the opinion of the Board of Directors to maintain or bring the direct or indirect ownership of shares of stock of the Corporation into conformity with the requirements of said Sections 856(a)(5) and (6) pertaining to the Corporation, and (ii) to refuse to transfer or issue shares of the Corporation to any person whose acquisition of such shares would, in the opinion of the Board of Directors, result in the Corporation being unable to conform to the requirements of said Sections 856(a)(5) and (6). The purchase price for any shares of stock purchased pursuant hereto (i) shall be equal to the fair market value of the shares as reflected in the closing sale price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange,
(ii) if the shares are not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the last reported sale price, or if there is no such sale price, the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), (iii) if the shares are not at the time quoted on the Nasdaq, then such price shall be equal to the last reported bid and asked prices as reported by the OTC Bulletin Board, or any similar reputable quotation and reporting service, if such quotation is not reported by the OTC Bulletin Board, or (iv) if no such closing sales prices or quotations are available, then the purchase price shall be equal to the net asset value of such stock as determined by the Board of Directors in accordance with the provisions of applicable law. Payment of the purchase price shall be made in cash by the Corporation at such time and in such manner as may be determined by the Board of Directors of the Corporation. From and after the date fixed for purchase by the Board of Directors, the holder of any shares of stock so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares, excepting only the right to payment of the purchase price fixed as aforesaid. Any transfer of shares that would prevent the corporation from continuing to be qualified as a real estate investment trust by virtue of the application of said Sections 856(a)(5) and (6) shall be deemed void ab initio and the intended transferees shall be deemed never to have had an interest therein. If the foregoing provision is determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such shares shall be deemed, at the option of the Corporation, to have acted as agent on behalf of the Corporation in acquiring such shares and to hold such shares on behalf of the Corporation.

                                  ARTICLE VII
                                   AMENDMENTS

     The Corporation reserves the right from time to time to make any amendments to its charter which may be now or hereafter authorized by law, including any amendments changing the terms or contract rights of any of its outstanding stock by classification, re-classification, or otherwise. No such amendment which changes the terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than two-thirds of the aggregate number of votes entitled to be cast thereon by a vote at a meeting or in writing with or without a meeting. Any other amendment to the corporation's charter shall be valid if such amendment shall have been authorized by not less than a majority of the aggregate number of votes entitled to be cast thereon by a vote at a meeting or in writing with or without a meeting. All rights and powers conferred by the charter of the Corporation on stockholders, directors and officers are granted subject to this reservation.

                                  ARTICLE VIII
                              PERPETUAL EXISTENCE

     The Corporation is to have perpetual existence.

                                   ARTICLE IX
                  INAPPLICABILITY OF SUBTITLE 6 OF TITLE 3 OF
                      THE MARYLAND GENERAL CORPORATION LAW

     The Corporation expressly elects not to be subject to or governed by the provisions of Subtitle 6 of Title 3 of the Maryland General Corporation Law, or any substantially similar successor law.

                                                                      APPENDIX B
                          ONE LIBERTY PROPERTIES, INC.
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I.  PURPOSE

     The Audit Committee is a committee of the Board of Directors. The primary function of the Audit Committee is to oversee the accounting, auditing and financial reporting policies and practices of One Liberty Properties, Inc. (the "Company") by reviewing with management and external and internal auditors the financial information that will be provided to shareholders and others, the systems of internal controls that management has established, the qualifications, independence, compensation, performance and selection of independent auditors, the Company's audit and financial reporting process, and the Company's compliance with legal and regulatory requirements. The Audit Committee will fulfill its responsibilities by carrying out its activities and duties consistent with this Charter. The Audit Committee shall be given full and direct access to the Company's management, the Company's employees and independent auditors as necessary to carry out these responsibilities.

     Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational programs, which will be paid for by the Company.

II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors. The members of the Audit Committee shall be nominated by the Nominating and Corporate Governance Committee and elected by the Board at the annual organizational meeting to one-year terms or until their successors are elected and shall qualify. Each member shall satisfy the independence, experience and financial literacy requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the Securities and Exchange Commission.

     At least one member of the Audit Committee shall be a "financial expert" as required by the Sarbanes-Oxley Act of 2002, the New York Stock Exchange listing standards and the rules and regulations of the Securities and Exchange Commission. The designation of one or more members as a "financial expert" shall not impose any duties, obligations or liabilities on such member greater than the regular duties, obligations, and liabilities as a member of the Committee or the Board.

     If any Committee member simultaneously serves on the audit committee of other public companies, the Board must determine that such simultaneous service or services will not impair the ability of such member to effectively serve on the Company's Audit Committee.

     Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Audit Committee membership.

     No consulting, advisory or compensatory fees shall be paid by or for the Company to any member of the Committee or to any entity with which he or she is affiliated, other than director and committee fees payable by the Company in the regular course. Board and committee fees may be payable in cash, shares, options and/or in kind. Committee members may receive additional compensation from the Company for their service on the Committee and for being Chairperson of the Committee.

III.  MEETINGS

     The Audit Committee shall meet at least quarterly, or more frequently as circumstances dictate. The timing of the meetings shall be determined by the Audit Committee. However, the Audit Committee will meet at any time that the independent auditors, personnel at the Company involved in internal auditing or management believe communication to the Audit Committee is required. As part of its job to foster open communication, the Audit Committee shall meet periodically with management, the directors and the independent auditors in separate executive sessions to discuss any matter which the Committee or each of these groups believes should be discussed privately. Minutes shall be kept of each meeting of the Audit Committee.

IV.  RESPONSIBILITIES AND DUTIES

     The Committee shall have the following duties and responsibilities:

GENERAL RESPONSIBILITIES:

     - To report Committee actions to the full Board of Directors and make appropriate recommendations.

     - To inquire as to the independence of the independent auditors. As part of this responsibility, the Committee will ensure that the independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between such auditors and the Company. The Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

     - To conduct or authorize investigations into matters within the Committee's scope of responsibility. The Committee is authorized to the extent it deems necessary or appropriate, at the Company's expense and without Board approval, to retain independent counsel, accountants or other advisors to assist the Committee in fulfilling its duties. The Committee may request any officer, director or employee of the Company or the Company's outside counsel or independent auditors to attend any meeting of the Committee or to meet with any members of or consultants to the Committee.

     - To review and approve, specifically and in advance, any permitted non-audit services proposed to be provided to the Company by its independent auditors, and ensure that such services do not interfere with the independence of such auditors, and do not give rise to an appearance of impropriety. Pre-approval of permitted non-audit services may be delegated to the Chairman or another member of the Committee.

     - To establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting, auditing or internal control issues.

     - To meet separately and periodically, with management and with independent auditors.

     - To review and establish hiring policies regulating the hiring by the Company of employees or former employees of the Company's independent auditors.

     - To review and approve all related party transactions involving the Company and any affiliated Company, executive officer, director or employee or family member of any of the foregoing.

RESPONSIBILITIES FOR ENGAGING INDEPENDENT AUDITORS
AND REVIEWING INTERNAL AUDIT FUNCTION:

     - To be directly and solely responsible for the appointment, retention and evaluation of the independent auditors and to be solely responsible for the approval of any replacement of the independent auditors if circumstances warrant such action. The Audit Committee will review and approve fees paid to the independent auditors, including audit and non-audit fees, generally before such services are provided.

     - To consider policies and procedures by the audit firm for audit and review partner rotation as required by the rules and regulations of the Securities and Exchange Commission.

     - To obtain and review at least annually a report by the independent auditors describing the firm's internal quality control procedures, any material issues raised by the most recent quality control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried on by the firm, and any steps taken to deal with any such issues;

     - To review and discuss with management and the independent auditors the quality and adequacy of the Company's internal controls.

     - To review and discuss with management and the independent auditors the significant findings resulting from any examination of the Company's internal controls.

RESPONSIBILITIES REGARDING THE ANNUAL AUDIT
AND QUARTERLY AND ANNUAL FINANCIAL STATEMENTS:

     - The Audit Committee will discuss with the Independent Auditors:

     - The planned arrangements and scope of the annual audit prior to significant audit services being performed and the Committee will approve the scope of the annual audit.

     - The adequacy of the Company's internal controls, including computerized information systems controls and security and financial reporting controls.

     - The need for the independent auditors to assess their responsibility for detecting accounting and financial reporting errors, fraud and defalcations, illegal acts and non-compliance with the Company's Code of Business Conduct and Ethics.

     - The need for changes or improvements in financial or accounting practices or controls.

     - The Audit Committee will strive to insure that the independent auditors provide the Committee with timely notification and analysis of significant financial reporting issues.

     - The Audit Committee will have discussions with management and the independent auditors regarding the annual report filed with the Securities and Exchange Commission (Form 10-K) and other published documents containing the Company's financial statements including related notes and all of the Company's disclosures under "Management Discussion and Analysis of Financial Condition and Results of Operations". Each Form 10-K must be approved by the Committee prior to filing, either at a meeting, or by a telephone conference call in which management and the independent auditors participate.

     - The Audit Committee will have discussions with management and the independent auditors regarding each quarterly report filed with the Securities and Exchange Commission (Form 10-Q) and all of the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations". Each Form 10-Q must be approved by the Committee prior to filing, either at a meeting, or by a telephone conference call in which management and the independent auditors participate.

     - The Audit Committee Will Discuss With Management And The Independent
       Auditors:

     - The independent auditor's audit of, and report on, the financial statements.

     - The independent auditor's qualitative judgment about the quality, not just the acceptability, of the accounting principles and financial disclosures.

     - The matters required to be discussed by Statement on Auditing Standards No. 61, as it may be amended, including but not limited to:

          - Methods used to account for significant unusual transactions.

          - Effect of significant accounting policies in controversial or emerging areas.

          - Process and basis for sensitive accounting estimates.

          - Disagreements between independent auditors and management over accounting or disclosure matters.

     - Any serious difficulties or disputes with management encountered during the course of the audit. The Audit Committee is directly responsible for the resolution of disagreements between management and the Company's independent auditors regarding financial reporting.

     - The Company's significant risks and exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies or guidelines, if any.

PERIODIC RESPONSIBILITIES:

     - Review annually the Committee's charter for adequacy and recommend any changes to the Board.

     - Meet with the independent auditors and management in separate executive sessions to discuss matters that should be discussed privately with the Committee.

     - Review the Committee's methodology and functions at least annually; evaluate its performance and institute appropriate changes to improve performance or reflect changes in the business environment.

     - Prepare an annual Committee report or other proxy statement disclosure about the Committee and its activities in accordance with rules and regulations of the Securities and Exchange Commission and other applicable law.

     - Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years.

     - Review periodically the Company's policies and procedures that pertain to the Company's financial reporting process, system of internal controls, and compliance and ensure that management has established a system to enforce these policies.

     - Discuss with management the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, if any.

     - Perform an annual self-evaluation of its performance and compliance with the Charter.

     The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements. Members of the Committee rely without independent verification on the information provided to them and the representations made to them by management and the independent auditors, and look to management to provide full and timely disclosure of all material facts affecting the Company. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting policies, appropriate internal controls and procedures or appropriate disclosure controls and procedures, or that the Company's reports and information provided under the Securities Exchange Act of 1934 ("Exchange Act") are accurate and complete. Furthermore, the Audit Committee's consideration and discussions referred to in this Charter do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, that the Company's auditors are in fact "independent", or that the matters required to be certified by the Company's Chief Executive Officer, Chief Financial Officer or other officers of the Company under the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the Securities and Exchange Commission have been properly and accurately certified.

                          ONE LIBERTY PROPERTIES, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 14, 2004
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints SIMEON BRINBERG AND MARK H. LUNDY, as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock, $1.00 par value per share, of One Liberty Properties, Inc. held of record by the undersigned on April 24, 2004 at the Annual Meeting of Stockholders to be held on June 14, 2004 or any adjournments thereof.

                         (TO BE SIGNED ON REVERSE SIDE)
--------------------------------------------------------------------------------

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES (776-9437) and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS
                       ____________

                         1.  Election of six Directors

                             |_| FOR ALL NOMINEES |_| WITHHOLD FOR ALL NOMINEES

                             |_| WITHHOLD FOR ALL EXCEPT AS NOTED

                             Nominees: Joseph A. Amato, Matthew J. Gould,
                             Jeffrey A. Gould, J. Robert Lovejoy, Jeffrey
                             Fishman and Joseph A. DeLuca. INSTRUCTIONS: To withhold authority to vote for a nominee, place an "X" in the "Withhold For All Except As Noted" box and strike a line through the nominee's name.

For  Against  Abstain    2.  Approval of the Amendment to the Articles of
                             Incorporation and the Restated Articles of
                             Incorporation.
|_|    |_|     |_|

For  Against  Abstain    3.  Appointment of Ernst & Young LLP as independent
                             auditor for the year ending December 31, 2004.
|_|    |_|     |_|

                         4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, AND IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

               PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE:


                                   Dated: ________________________________, 2004


                                    ________________________________________L.S.

                                    ________________________________________L.S.

                                        (NOTE: PLEASE SIGN EXACTLY, AS YOUR NAME
                                        APPEARS HEREON. EXECUTORS,
                                        ADMINISTRATORS, DIRECTORS, ETC. SHOULD
                                        INDICATE WHEN SIGNING, GIVING FULL TITLE
                                        AS SUCH. IF SIGNER IS A CORPORATION,
                                        EXECUTE IN FULL CORPORATE NAME BY
                                        AUTHORIZED OFFICER. IF SHARES ARE HELD
                                        IN THE NAME OF TWO OR MORE PERSONS, ALL
                                        SHOULD SIGN.)